UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 26, 2010 (Date of earliest event reported:  April 22, 2010)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2010 the Company entered into a new Employment Agreement with Dr. Michael J. Hartnett, effective April 4, 2010, pursuant to which Dr. Hartnett will continue to be employed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company.

The new Employment Agreement replaces the current Employment Agreement, dated as of July 1, 2005, between the Company and Dr. Michael J. Hartnett, filed as Exhibit 10.19 to Amendment No. 4 to the Company’s Registration Statement dated August 8, 2005 and described therein. A copy of the new Employment Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Dr. Hartnett's new Employment Agreement has a two year initial term with automatic annual renewals thereafter, is substantially similar to his current Employment Agreement and provides for:

•
The continuation of his current base salary and annual performance bonus formula based on the Company’s performance in relation to an approved operating plan both as previously disclosed by the Registrant.

•	A retention payment and restricted stock grant upon signing as described in the Employment Agreement.

•
An amended change in control provision consistent with those provisions previously approved for other Executive Officers of the Company generally providing for a payment equal to 2.5 times his annual base salary plus 2.5 times his target bonus in the event that his employment is terminated without cause following a change in control of the Company.

The foregoing description of  Dr. Hartnett’s employment terms does not purport to be complete and is subject to, and qualified in its entirety by, prior related disclosures by Registrant and reference to the provisions of the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)   Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective April 4, 2010, between the Registrant and Dr. Hartnett.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 26, 2010

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: General Counsel & Secretary